UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

This Amendment No. 1 on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K of WaferGen Bio-systems, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 6, 2014 (the “Initial Form 8-K”) to report additional information under Items 5.02 and 8.01 and to add Exhibits 99.1 and 99.2 filed herewith. The Initial Form 8-K reported under Item 2.01 that the Company had completed the acquisition of substantially all of the assets of the product line of IntegenX Inc.  (“IntegenX”) used in connection with developing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324TM instrument and the PrepXTM reagents (the “Apollo Product Line”), pursuant to an Asset Purchase Agreement dated January 6, 2014, by and between the Company and IntegenX. This Form 8-K/A provides the financial statements required by Item 9.01 (a) and (b).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, our Board of Directors retained Stephen T. Baker of Randstad Professionals US, LP, d/b/a Tatum (“Tatum”), a leading financial consultancy firm, to serve as our Chief Financial Officer. Mr. Baker will serve as our Chief Financial Officer and principal financial and accounting officer and will replace John Harland who submitted his resignation on March 18, 2014, effective as of April 15, 2014.

Mr. Baker has over 25 years of financial, operational and international experience, and has been a partner at Tatum since 2013. He has served as a Chief Financial Officer at Frontrange Solutions, Roamware, and Geoworks Corporation.   Earlier in his career, he has held a number of executive positions of increasing responsibility at Bell Communications Research, Novell, Inc., Unix Systems, and AT&T.  Mr. Baker holds a BA in Molecular Biology from University of Pennsylvania, and a Masters in Business Administration (Finance and Accounting) from Columbia University.

In connection with retaining Mr. Baker as our Chief Financial Officer, we entered into a Confidential Consulting Agreement with Tatum, effective March 21, 2014, for the provision of Mr. Baker’s services (the “Consulting Agreement”), and will pay Tatum $4,500 per week for up to 20 hours of professional services. In addition, for work by Mr. Baker or other Tatum professional in excess of 20 hours, we will pay Tatum at a rate of $250 per hour. The Consulting Agreement requires that the Company indemnify Mr. Baker and Tatum in connection with services thereunder. The Consulting Agreement has an indefinite term, subject to termination in accordance with its terms.

Item 8.01.  Other Events.

As previously reported in the Form 8-K filed by the Company on February 12, 2014, as the result of a provision contained in certain common stock warrants and unit warrants that were issued in August and September 2013, such warrants were required to be classified as liabilities on the Company’s Consolidated Balance Sheets.  In an effort to reduce the amount of such liabilities, which totaled approximately $8.7 million as of December 31, 2013, in March 2014 the Company began requesting warrant holders to agree to amendments to such warrants to enable the Company to reclassify such warrants as equity.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited statements of assets acquired and liabilities assumed and the related statements of net revenues and direct costs and operating expenses of the Apollo Product Line for the year ended December 31, 2013, and the related notes to the financial statements.

(b)           Pro Forma Financial Information.

The unaudited consolidated financial information, comprising an unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 and an unaudited pro forma condensed consolidated statement of operations for the year then ended, prepared on the basis as described therein, of WaferGen Bio-systems, Inc.

(d)        Exhibits.

Exhibit No.	Description
23.1	Consent of SingerLewak LLP Independent Auditor
99.1	Apollo Product Line audited statement of assets acquired and liabilities assumed and the related statement of revenues and direct expenses as of and for the year ended December 31, 2013
99.2
WaferGen Bio-systems, Inc. unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 and unaudited pro forma condensed consolidated statement of operations for the year then ended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: March 21, 2014	By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of SingerLewak LLP Independent Auditor
99.1	Apollo Product Line audited statement of assets acquired and liabilities assumed and the related statement of revenues and direct expenses as of and for the year ended December 31, 2013
99.2
WaferGen Bio-systems, Inc. unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 and unaudited pro forma condensed consolidated statement of operations for the year then ended